Exhibit 10.22

                             PROMISSORY NOTE


Principal Amount   $50,000.00                 Dated     2/15/97
State of Texas


     FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Brent A. Wagman, together with interest thereon at the rate of 5% per annum on the unpaid balance. Said sum shall be paid in the manner following:

     All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

     This not shall, at the option of any holder hereof, be immediately due and payable upon the failure to make any payment due hereunder within 30 days of its due date.

     In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agrees to pay all reasonable attorney's fees and costs of collection. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof:

     The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Texas. The undersigned hereby execute this note as principal and not as sureties.

     Security: The only recourse the holder of this note shall have, shall be the interests and only the interests outlined in Exhibit A.

                                          NATURAL GAS TECHNOLOGIES, INC.



                                          /S/ BRENT A. WAGMAN
                                          Brent A. Wagman, President




/S/ MARGARET F. SWINNEY
Witness